Exhibit 5

Solicitors Notary Rechtsanwälte

Established since 1985

22nd Floor, Bupa Centre, 141 Connaught Road West, Hong Kong.	Partners 合夥人
香港干諾道西 141 號保柏中心 22 樓	Stefan Schmierer
Lau Man Ting 劉敏廷
Tel 電話: (852) 2388 3899
Fax 傳真: (852) 2385 2696	Consultants 顧問律師
Email 電郵: team@rs-lawyers.com.hk	David Ravenscroft Δ*
Webpage 網頁 : www.rs-lawyers.com.hk	Louie Lee 李國弟
LinkedIn 領英 : www.linkedin.com/company/rs-lawyers	Samantha Bradley
YouTube: www.youtube.com/c/RavenscroftSchmierer
Associates 律師
Date: 21 April 2022	Lau Ka Yan 劉嘉欣
Your Reference: Nil	Michael Poon 潘子豐
Our Reference: AL-19564-22-GEN
Please Reply To: Ms. Anna Lau/Ms. Vanisha Babani	ΔAccredited Mediator/Notary Public
Direct Line: (852) 2388 3899	* Civil Celebrant of Marriages

BY EMAIL ONLY	No. of Pages: 08

King Resources, Inc.

Unit 1813, 18/F, Fo Tan Industrial Centre,

26-28 Au Pui Wan Street,

Fo Tan, New Territories,

Hong Kong

Dear Sirs,

Re:	Legal advice on compliance of the products and services developed by Powertech Corporation Limited under the applicable cybersecurity laws of Hong Kong

1.	We are instructed by King Resources, Inc. (“KRFG”), a company incorporated in Delaware of the United States of America, to review and advise on legal compliance of the products and services developed by Powertech Corporation Limited (the “Company”) under the applicable cybersecurity laws and regulations of Hong Kong.

2.	We are qualified lawyers in Hong Kong Special Administrative Region of the People's Republic of China (“Hong Kong”) and are qualified to give this advice in respect of the above matter under the laws of Hong Kong (the “Advice”).

Basis, Documents and Assumptions

3.	For the purpose of this Advice, we have only perused, examined or reviewed copy of the following documents provided by and/or related to the Company:

3.1.	Amendment No. 1 to Form 10 (general form for registration of securities pursuant to section 12(b) or (g) of the Securities Exchange Act of 1934) filed by KRFG on 25 March 2022 with United States Securities and Exchange Commission;

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3.2.	Terms and Conditions of the Company’s online storefront (www.powertechcorp.com);

3.3.	Privacy Policy of the Company’s online storefront (www.powertechcorp.com); and

3.4.	Business Proposal of the Company. (collectively, the “Relevant Documents”).

4.	For the purpose of this Advice, we have assumed without further enquiry the following:

4.1.	the authenticity and completeness of the Relevant Documents reviewed by us, and the conformity to the originals of all copies;

4.2.	the truthfulness, accuracy and completeness of all information, statements, and factual representations made in the Relevant Documents;

4.3.	the genuineness of all signatures in the Relevant Documents, and all the signatures in the Relevant Documents were actually signed by the relevant signatories as stated in the Relevant Documents;

4.4.	except as expressly set forth herein, we have not undertaken any independent investigation (including without limitation, conducting any review, search or investigation or any public files or records) to determine the existence or absence of facts and no inference should be drawn that such investigation, if any, has been relied upon by us in connection with the preparation and delivery of this Advice;

4.5.	where a party is vested with a discretion or may determine a matter in its opinion, laws of Hong Kong may require that the discretion be exercised reasonably or that the opinion be based on reasonable grounds; and

4.6.	any representation, warranty or opinion by any party that it is not aware of or has no notice or knowledge of any act, matter, thing or circumstance means that the same does not exist or has not occurred.

5.	This Advice is confined to and given on the basis of the laws of Hong Kong as they are in force at the date hereof and as currently applied by the courts of Hong Kong. We have not investigated, and we do not express or imply any opinion on the laws of any other jurisdictions, and we have assumed that no such laws would affect the opinions stated herein.

6.	The Advice is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with any of the Relevant Documents or other documents executed pursuant thereto or as an opinion with respect to any other matter. In particular, we offer no view or comment on the accuracy of the representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflict or inconsistency among the Relevant Documents we have reviewed, save as expressly stated herein.

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7.	Based on the above basis, qualifications, and assumptions foregoing, and subject to the qualifications expressed below, the following is our advice on the above matter.

Background

8.	KRFG was incorporated in the state of Delaware on 8 September 1995 under the previous name ARXA International Energy Inc. and changed its name to King Resources, Inc. on 4 June 2001. Currently KRFG is the holding company with operations conducted through the Company based in Hong Kong. KRFG had begun posting periodic reports on the OTC Markets in relation to its securities since December 2010.

9.	The Company commenced operations in Hong Kong on 21 January 2015. The business model and scope of the Company are summarized as follows:

9.1.	The Company is currently engaged in the smart power supply business, including provision of solutions for companies who are in the fields of developing high power, high voltage power supply and wireless charging technologies. The Company is in the process of developing ultra-small, high power output AC-DC power supply products, GaN-based applications as well as smart power supply technologies.

9.2.	The Company plans to establish a sales office in Singapore and launches its own ultra- small power supply products by end of 2022 and early 2023, which are expected to be distributed and sold in Hong Kong through its online storefront (www.powertechcorp.com), and in China, US, Japan and other Asia countries through third party authorized dealers.

9.3.	As of this date, the Company does not offer products and services directly to individual users but through institutional customers.

9.4.	Pursuant to the Terms and Conditions, customers need to be located at and have a shipping address in Hong Kong before they can place an order at the online storefront.

9.5.	Pursuant to the Privacy Policy, the personal data collected from customers who sign up for accounts and/or place orders at the online storefront may be held on servers located in Hong Kong and/or any other territories as the Company may see fit from time to time. As of this date, the Company does not plan to store or use any personal data in the territory of the People’s Republic of China (excluding Hong Kong).

Issues

10.	We are instructed that the Company intends to register its common stock with the United States Securities and Exchange Commission and hence is required to set forth risk factors that could materially affect the Company’s forward-looking statements. One of such risk factors is the tightening regulation and supervision over data security and data protection under the PRC laws. For example, according to the Cybersecurity Review Measures, which came into effect on 1 June 2020, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

11.	The Company now seeks advice on the following:

11.1.	Issue 1: Whether the products and services offered by the Company are subject to the regulatory requirements under the applicable laws and regulation of Hong Kong; and

11.2.	Issue 2: If the answer to Issue 1 is in the affirmative, whether such regulatory requirements include the Cyber Security Law and Cybersecurity Review Measures of the PRC.

Advice

Issue 1: Whether the products and services offered by the Company are subject to the regulatory requirements under the applicable laws and regulation of Hong Kong

12.	Since Hong Kong does not have a comprehensive cyber security law, the relevant provisions are found across various ordinances and statutes, for example the Personal Data (Privacy) Ordinance, Unsolicited Electronic Messages Ordinance, Interception of Communications and Surveillance Ordinance, and Official Secrets Ordinance.

13.	The Personal Data (Privacy) Ordinance (Cap. 486 of the laws of Hong Kong) (“PDPO”) is the main legislation in Hong Kong in relation to personal data protection and collection, holding, processing and use of personal data through the six data protection principles set out therein. The Office of the Privacy Commissioner for Personal Data is the authority which enforces the PDPO in Hong Kong.

14.	Pursuant to Section 2 of the PDPO, any information that is considered “personal data” is protected under the PDPO and a “data user” who collect, hold, process or use such personal data will be subject to the requirements under the PDPO. “Personal data” is defined as:

“any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable”;

whilst a “data user” is defined as:

“who, either alone or jointly or in common with other persons, controls the collection, holding, processing or use of the data”.

15.	Pursuant to section 33 of the PDPO, the PDPO is applicable to the collection and processing of personal data if such activities take place in Hong Kong, or if the personal data is collected by a data user whose principal place of business is in Hong Kong.

16.	Since the online storefront of the Company requires customers to provide personal information (including but not limited to name, address and date of birth) when placing an order online, such information is most likely regarded as “personal data” and the Company’s collection and control of such “personal data” would be governed by the PDPO.

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17.	It is noted that the regulatory requirements of the PDPO will still be applicable to the Company even if the collection and control activities take place elsewhere (for example, the server is relocated to another territory outside Hong Kong) provided that the Company is a company incorporated in Hong Kong, which falls under the definition of “data user” according to section 5(5) of the PDPO.

Issue 2: If the answer to Issue 1 above is affirmative, whether such regulatory requirements include the Cyber Security Law and Cybersecurity Review Measures of the PRC

18.	Since Hong Kong was established in accordance with the provisions of Article 31 of the Constitution of the PRC and operates under the principle of “one country, two systems”, pursuant to Article 18 of the Basic Law, the laws in force in Hong Kong include the Basic Law, the laws previously in force in Hong Kong (including the common law, rules of equity, ordinances, subordinate legislation and customary law, except for any that contravene the Basic Law) and the laws enacted by the legislature of Hong Kong. National laws (i.e. the PRC laws and regulations) are not applied in Hong Kong except for those listed in Annex III of the Basic Law, which need to be applied locally by way of promulgation or legislation by Hong Kong.

19.	According to Annex III of the Basic Law, national laws to be applied in Hong Kong include the following:

19.1.	Resolution on the Capital, Calendar, National Anthem and National Flag of the People’s Republic of China;
19.2.	Resolution on the National Day of the People’s Republic of China;
19.3.	Declaration of the Government of the People’s Republic of China on the Territorial Sea;
19.4.	Nationality Law of the People’s Republic of China;
19.5.	Regulations of the People’s Republic of China concerning Diplomatic Privileges and Immunities;
19.6.	Law of the People’s Republic of China on the National Flag;
19.7.	Regulations of the People’s Republic of China concerning Consular Privileges and Immunities;
19.8.	Law of the People’s Republic of China on the National Emblem;
19.9.	Law of the People’s Republic of China on the Territorial Sea and the Contiguous Zone;
19.10.	Law of the People’s Republic of China on the Garrisoning of the Hong Kong Special Administrative Region;
19.11.	Law of the People’s Republic of China on the Exclusive Economic Zone and the Continental Shelf;
19.12.	Law of the People’s Republic of China on the National Anthem; and
19.13.	Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region.

20.	Based on the above, the Cyber Security Law and Cybersecurity Review Measures of the PRC are not on the list and thus are not applied in Hong Kong.

21.	Given that both the customers and the Company are located in Hong Kong and that the collection and processing activities also take place in Hong Kong, it is reasonable to conclude that the products and services offered by the Company through its online storefront are within the jurisdiction of Hong Kong and should be governed by PDPO rather than the Cyber Security Law and the Cybersecurity Review Measures of the PRC.

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Comments and Suggestions

22.	Although the operation and presence of the Company are currently in Hong Kong, the Company is recommended to conduct diligence to determine potential risks and compliances issues if the Company is seeking to expand its business or operation to more jurisdictions in the future.

23.	Further, the Cyber Security Law and the Cybersecurity Review Measures of the PRC may contain explicit provisions conferring extraterritorial reach to foreign individuals or companies. The Company is recommended to conduct diligence to determine potential risks and compliances issues if the Company may conduct critical information processing activities that impact or could impact national security in the PRC in the future.

Conclusion

24.	In conclusion, unless additional information is provided to us indicating otherwise, we are of the view that the products and services offered by the Company are subject to the regulatory requirements under the applicable cybersecurity laws and regulation of Hong Kong (for example the PDPO), which do not include the Cyber Security Law and the Cybersecurity Review Measures of the PRC.

Disclaimer

25.	This Advice is based strictly on the Relevant Documents and confined to and given on the basis of the laws of Hong Kong as they are in force at the date of this Advice, which the Company duly acknowledge. If any of the above factual information is inaccurate or misleading, please let us know immediately. Otherwise, we trust that the above answers your queries.

26.	This Advice is rendered to the Company’s benefit in connection with the matters expressly stated above only. Save and except for the purpose(s) and/or addressee(s) as listed in Schedule 1 below, it shall not be disclosed to or relied on by any other person and/or for any other purpose, or quoted or referred to in any public document, or filed with any government or other authorities without our prior written consent. The information and opinions contained in this Advice are confidential and may be subject to legal privilege.

27.	This Advice is only meant to serve as our legal analysis of the business model of the Company and conclusions limited to the matters expressly stated herein, are fully based on information and material furnished to us by the Company, and no opinion or conclusion is to be inferred or may be implied beyond the opinions and conclusions expressly set forth.

28.	The Company acknowledge that this Advice is written in good faith and cannot be deemed as guarantee or obligation, ground of liability of the issuer of this Advice to content of the present document, specifically with respect to its consideration by courts, authorities and in litigation proceedings, as they may have different views than those expressed in this Advice.

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29.	It is noted and acknowledged that under no circumstances shall the issuer of this Advice be liable for any decisions made by any entity or natural person based on this Advice in respect of any and all transactions within the scope of the business proposed by the Company.

30.	Should the Company need any further advice or have any query to the above, please do not hesitate to contact us.

Yours faithfully,

Ravenscroft & Schmierer

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Schedule 1

List of Permitted Purpose(s) and/or Addressee(s) of this Advice

1.	As appendix of Form 10-12G/A (registration of securities) to be submitted by KRFG to United States Securities and Exchange Commission through Edgar company filings

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